Exhibit 10.10
EXECUTION COPY
REIMBURSEMENT AGREEMENT
     REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of November 16, 2004, between (i) The Bank of New York, not in its individual capacity, but solely as trustee (the “Trustee”) of the streetTRACKS® Gold Trust (the “Trust”), a trust established pursuant to that Trust Indenture dated as of the date hereof (the “Indenture”) between the Trustee and World Gold Trust Services, LLC (the “Sponsor”), and (ii) State Streets Global Markets, LLC, a Delaware limited liability company (the “Marketing Agent”).
WITNESSETH:
     WHEREAS, the Trustee is party to the Indenture pursuant to which the Trust will issue streetTRACKS® Gold Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust, upon the deposit of gold with HSBC Bank USA, N.A., as custodian of the Trust;
     WHEREAS, the Sponsor has filed with the US. Securities and Exchange Commission a registration statement on Form S-1 (Registration No. 333-105202) and amendments thereto (the “Registration Statement”), including as part thereof a Prospectus under the Securities Act of 1933, as amended (the “1933 Act”);
     WHEREAS, the Sponsor and the Marketing Agent have entered into a Marketing Agent Agreement dated as of the date hereof (the “Marketing Agent Agreement”), pursuant to which the Sponsor has retained the Marketing Agent to provide certain assistance with respect to the marketing of the Shares and the development of other gold related exchange-traded funds;
     WHEREAS, pursuant to the Marketing Agent Agreement, the Sponsor has agreed to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees and any Affiliates of the foregoing (collectively, “Indemnified Persons”) from any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such other Indemnified Person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon the circumstances set forth in Section 7.1 of the Marketing Agent Agreement, and to contribute to the amount paid or payable by such Indemnified Person in the event such indemnification is unavailable;
     WHEREAS, the Indenture directs the Trustee to enter into this Agreement to provide for the reimbursement of the Marketing Agent and the other Indemnified Parties to the extent the Sponsor has not directly paid the indemnification or contribution amounts required to be paid by the Sponsor pursuant to Section 7 of the Marketing Agent Agreement;
     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Marketing Agent and the Trustee hereby agree as follows:

Section 1
Definitions
1.1 Definitions. In addition to the other terms which are defined in this Agreement, the following term shall have the meaning assigned to it below. All other capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms in the Trust Indenture.
          “1934 Act” means the Securities Exchange Act of 1934, as amended.
          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.
          “Prospectus” shall mean, as context may require, any preliminary prospectus included as part of the Registration Statement, the prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Act and the prospectus, in the form filed by the Sponsor on behalf of the Trust with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, and any amendment or supplement thereto from time to time.
Section 2
Representations and Warranties
2.1 Representations and Warranties. The Trustee represents and warrants to the Marketing
Agent that:
     (a) the Trustee has full power and authority to enter into the Indenture and this Agreement and to perform its obligations hereunder and thereunder;
     (b) each of the Indenture and this Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms except as enforcement of it may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights, (ii) general principles of equity and (iii) the effect of public policy considerations or court decisions that may limit rights to obtain indemnification or contribution;
     (c) upon delivery by the Trustee of Shares against the deposit of Gold in accordance with the provisions of the Indenture, those Shares will be validly issued and will entitle the registered holders of those Shares to the rights specified in the Indenture; and
Section 3
Reimbursement
3.1 Trustee Reimbursement. As authorized by the Indenture, the Trustee on behalf of the Trust hereby agrees to reimburse each Indemnified Person, solely from and to the extent of the assets of the Trust, for any and all amounts payable by the Sponsor pursuant to Section 7 of the Marketing Agent Agreement (including any amount in contribution thereof that may be owed to any of the Indemnified Persons pursuant to Section 7.4 thereof), to the extent the Sponsor has not directly paid such amounts when due under Article 7 of the Marketing Agent Agreement (the “Obligation”) within thirty (30) days after such amounts have become due and the Marketing Agent has made demand to the Sponsor for payment of them, and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Marketing Agent in enforcing its rights under this Agreement.
3.2 Unconditional Obligations. The obligations of the Trust under this Agreement are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Marketing Agent Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any guarantee of the Obligation, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this clause that the obligations of the Trust hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Trust hereunder which shall remain absolute and unconditional as described above:
     (a) at any time or from time to time, without notice to Trust, the time for any performance of or compliance with the Obligation shall be extended, or such performance or compliance shall be waived;
     (b) any act taken by any party to any other agreement or instrument referred to herein pursuant to the provisions thereof;
     (c) the Obligation shall be modified, supplemented or amended in any respect, or any right under the Marketing Agent Agreement or any other agreement or instrument referred to herein shall be waived or any guarantee of the Obligation shall be released or exchanged in whole or in part or otherwise dealt with; or
     (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Sponsor, the Trust or any other Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligation in or as a result of any such proceeding.
Except as set forth above, the Trust hereby expressly waives promptness, diligence, presentment, demand of payment, protest, notice of acceptance and any other notices whatsoever, and any requirement that the Marketing Agent exhausts any right, power or remedy or proceed or take any other action against (i) the Sponsor under the Marketing Agent Agreement or in respect of any claim for payment against the Sponsor or any of its assets or under any other agreement or instrument referred to herein or (ii) any other Person under any other guarantee of or claim for payment of the Obligation.
The obligations of the Trust under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Sponsor in respect of the Obligation is rescinded or must be otherwise restored by the Marketing Agent, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Until final payment and satisfaction in full of the Obligation, the Trust hereby waives all rights of subrogation or contribution, whether arising by contract as set forth in Section 10.05 of the Indenture or operation of law (including, without limitation, any such right arising under any bankruptcy, insolvency or similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Agreement and further agrees with the Marketing Agent that the Marketing Agent shall have no obligation whatsoever in respect of any such payment by the Trust under this Agreement (including any obligation to repay to the Trust any portion of such payment), and the Trust hereby irrevocably releases the Marketing Agent from any such obligation.
The undertaking in this Agreement is a continuing undertaking, and shall apply to the Obligation whenever arising.
3.3 Marketing Agent Indemnification. The Marketing Agent agrees to indemnify, defend and hold harmless the Trust from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Trust may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Marketing Agent to the Trust expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading. As of the date hereof, the statements set forth in the first paragraph under the caption “The Marketing Agent” in the Prospectus constitute the only information furnished by or on behalf of the Marketing Agent for use in the Registration Statement or the Prospectus.
Section 4
Miscellaneous
4.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto.
4.2 Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties, and any assignment without such consent shall be null and void.
4.3 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

4.4 Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
4.5 Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Trustee, to:
The Bank of New York
2 Hanson Place
Brooklyn, New York 11217
Attention: ADR Administration
Telephone: (718) 315-4493
Facsimile: (718) 315-4881
if to the Marketing Agent, to:
State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attention: Gus Fleites
Telephone: 617 664 4489
Facsimile: 617 664 2669
and
State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attention: Bob Guerin
Telephone: 617 664 5028
Facsimile: 617 664 2669

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.
4.6 Governing Law; Jurisdiction.
     (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.
     (b) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Related Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to prejudgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any Related Agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York or any court of the United States of America located in the Borough of Manhattan, The City of New York.
     The provisions of this Section 4.6 shall survive any termination of this Agreement and the Related Agreements, in whole or in part.
4.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
4.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

THE BANK OF NEW YORK, not in its individual capacity, but solely as trustee of the streetTRACKS® GOLD TRUST

By: Name:	/s/ Alfred Irving Alfred Irving
Title:	Vice-President

STATE STREET GLOBAL MARKETS, LLC

By: Name:	/s/ Catherine R. Norcott Catherine R. Norcott
Title:	Managing Director